UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2026

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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-56655	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2300 N Field Street
Suite 1200
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-7400

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01	Other Events.
Invesco Real Estate Income Trust Inc. (referred to herein as the “Company,” “we,” “our,” or “us”) is filing this Current Report on Form 8-K in order to provide an update regarding our net asset value (“NAV”) and our assets and activities.
March 1, 2026 Transaction Price
The transaction price for each share class is equal to such share class's NAV per share as of January 31, 2026. A detailed calculation of the NAV per share is set forth below.
January 31, 2026 NAV per Share
We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.inreit.com and is made available on our toll-free, automated telephone line at 833-834-4924. The Adviser is ultimately responsible for determining our NAV. Our properties have been appraised and our commercial mortgage loans and debt have been valued in accordance with our valuation guidelines and such appraisals and valuations were prepared or reviewed by our independent valuation advisors. We have included a breakdown of the components of total NAV and NAV per share for January 31, 2026.

Our total NAV presented in the following tables includes the aggregate NAV of our Class T, Class S, Class D, Class I, Class E, Class N, Class S-PR and Class K-PR shares. The following table provides a breakdown of the major components of our total NAV as of January 31, 2026:

$ in thousands, except share data
Components of NAV	January 31, 2026
Investments in real estate	$1,006,932
Investments in unconsolidated entities	157,466
Investments in real estate-related securities	33,301
Investments in commercial loans	209,343
Investment in affiliated fund	8,067
Cash and cash equivalents	26,618
Restricted cash	3,611
Other assets	4,244
Mortgage notes, revolving credit facility, secured lending agreement and financing obligation, net	(497,701)
Subscriptions received in advance	(1,864)
Other liabilities	(24,681)
Accrued performance participation allocation	(151)
Management fee payable	(659)
Accrued stockholder servicing fees	(17)
Non-controlling interests in joint-ventures	(294,541)
Net asset value	$629,968
Number of outstanding shares	23,115,906

The following table provides a breakdown of our total NAV and NAV per share by class as of January 31, 2026:

in thousands, except share data
NAV Per Share	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class E Shares	Class N Shares	Class S-PR Shares	Class K-PR Shares	Total
Net asset value	$7,127	$12,526	$13,334	$101,444	$36,499	$421,761	$24,747	$12,530	$629,968
Number of outstanding shares	274,132	480,504	512,551	3,877,452	1,299,295	15,288,118	918,704	465,150	23,115,906
NAV Per Share as of January 31, 2026	$25.9972	$26.0676	$26.0158	$26.1626	$28.0915	$27.5875	$26.9373	$26.9378

We include no discounts to our NAV for the illiquid nature of our shares, including the limitations on our stockholders’ ability to sell shares under our share repurchase plan and our ability to suspend our share repurchase plan at any time. Our NAV generally does not consider exit costs (e.g., selling costs and commissions and debt prepayment penalties related to the sale of a property) that would likely be incurred if our assets and liabilities were liquidated or sold. While we may use market pricing concepts to value individual components of our NAV, our NAV per share is not derived from the market pricing information of open-end real estate funds listed on stock exchanges.

Our NAV is not a representation, warranty or guarantee that (1) a stockholder would be able to realize the NAV per shares for the shares a stockholder owns if the stockholder attempts to sell its shares; (2) a stockholder would ultimately realize distributions per share equal to the NAV per share upon liquidation of our assets and settlement of our liabilities or a sale of our company; (3) shares of our common stock would trade at their NAV per share on a national securities exchange; (4) a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of the shares; or (5) the NAV per share would equate to a market price of an open-ended real estate fund.

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the January 31, 2026 valuations, based on property types.

Property Type	Discount Rate	Exit Capitalization Rate
Healthcare	7.3%	5.8%
Office	9.0%	7.5%
Industrial	7.9%	5.9%
Self-Storage	7.6%	5.8%
Multifamily	7.5%	5.5%
Student Housing	7.8%	5.8%
Retail	8.4%	7.3%
Manufactured Housing Community	10.7%	5.6%
These assumptions are determined by our independent valuation advisor and reviewed by the Adviser. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

		Investment Values
Input	Hypothetical Change	Healthcare	Office	Industrial	Self-Storage	Multifamily	Student Housing	Retail	Manufactured Housing Community
Discount Rate (weighted average)	0.25% decrease	1.9%	1.8%	2.0%	1.9%	1.9%	1.9%	1.8%	1.9%
Discount Rate (weighted average)	0.25% increase	(1.9)%	(1.7)%	(1.9)%	(1.9)%	(1.9)%	(1.8)%	(1.8)%	(1.9)%
Exit Capitalization Rate (weighted average)	0.25% decrease	2.8%	2.0%	2.9%	2.7%	2.9%	2.7%	1.9%	3.0%
Exit Capitalization Rate (weighted average)	0.25% increase	(2.6)%	(1.9)%	(2.7)%	(2.5)%	(2.7)%	(2.5)%	(1.8)%	(2.7)%

Update on Our Assets and Activities
As of January 31, 2026, our direct real estate investments include 68 real estate properties totaling approximately 10.8 million square feet located in 30 markets throughout the U.S., with a weighted average occupancy rate of 93%. As of January 31, 2026, our leverage ratio was 33%.
Quarter-to-date through January 31, 2026, we raised gross proceeds of $12.2 million in our registered and private offerings, including sales through our DST Program and reinvestments under our distribution reinvestment plan. The aggregate dollar amount of common stock repurchases requested for January was $4.4 million. We fulfilled all repurchase requests that were made.
For the tax year ended December 31, 2025, approximately 70% of distributions paid will qualify as return of capital and approximately 30% of distributions paid will qualify as tax advantaged long-term capital gain for federal income tax purposes.
Share Repurchase Plan
Our board of directors has designated the following persons as “Key Persons” under our share repurchase plan: Chase Bolding, Scott Dennis, Stephanie Holder, Greg Kraus, Courtney Popelka and Charlie Rose and any individual that replaces such persons. Our share repurchase plan provides that if four or more such Key Persons are no longer actively involved in the business and activities of our sponsor, or are otherwise unable or unwilling to exercise the authority and discharge those day-to-day management responsibilities with respect to our sponsor as are currently exercised and discharged by such Key Person(s) (such inactivity, inability or unwillingness, “Inactivity”), and none of our sponsor, Invesco Real Estate or us has appointed one or more replacements who will fulfill substantially all of the duties of one of such Key Persons within 90 days from the date such Inactivity began (meaning, for the sake of clarity, that one Key Person’s responsibilities may remain unfilled for longer than 90 days) (a “Key Person Triggering Event”), then the Early Repurchase Deduction will be waived with respect to shares that have been purchased in the 12 months preceding the expiration of five business days after the public disclosure of the occurrence of such Key Person Triggering Event until the completion of six full calendar months from the time the Key Person Triggering Event is publicly disclosed. The waiver of the Early Repurchase Deduction set forth in this paragraph will not apply to shares acquired through our distribution reinvestment plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Courtney Popelka
Courtney Popelka
Chief Financial Officer and Treasurer

Date: February 12, 2026